AMENDMENT NO. 1

FUND OF FUNDS PARTICIPATION AGREEMENT

The Fund of Funds Participation Agreement (the “Agreement”), dated as of Aril 30, 2014, by and among Lincoln Variable Insurance Products Trust (“LVIP”), separately on behalf of its series listed in Schedule A (the “LVIP Fund”), and AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (“AVIF”), separately on behalf of its corresponding series listed in Schedule A (the “Invesco Fund”), is hereby amended as follows:

WHEREAS, the parties desire to amend and replace Schedule A of the Agreement.

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties hereby agree to amend the Agreement as follows:

As of April 30, 2015, Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

Schedule A

LVIP Fund of Funds	Corresponding Invesco Fund
LVIP Invesco Diversified Equity-Income RPM Fund	Invesco V.I. Core Equity Fund
LVIP Invesco Diversified Equity-Income RPM Fund	Invesco V.I. Diversified Dividend Fund
LVIP Invesco Diversified Equity-Income RPM Fund	Invesco V.I. Equity and Income Fund
LVIP Multi-Manager Global Equity RPM Fund	Invesco V.I. Comstock Fund
LVIP Multi-Manager Global Equity RPM Fund	Invesco V.I. Core Equity Fund
LVIP Multi-Manager Global Equity RPM Fund	Invesco V.I. Diversified Dividend Fund
LVIP Multi-Manager Global Equity RPM Fund	Invesco V.I. Equity and Income Fund
LVIP U.S. Growth Allocation Managed Risk Fund	Invesco V.I. Diversified Dividend Fund

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, separately on behalf of each of its series listed in Schedule A

By:	/s/ Daniel R. Hayes
Name:	Daniel R. Hayes
Title:	President

Agreed and Acknowledged:

AIM VARIABLE INSURANCE FUNDS

(INVESCO VARIABLE INSURANCE FUNDS),

on behalf of each of its series listed in Schedule A

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

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